EXHIBIT 32.1

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER

OF HARKEN ENERGY CORPORATION (REGISTRANT)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350):

I, Mikel D. Faulkner, Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

(1)	The Quarterly Report on Form 10-Q/A for the period ended September 30, 2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-Q/A for the period ended September 30, 2004 fairly presents, in all material respects, the financial condition and result of operations of the Registrant on a consolidated basis.

A signed original of this written statement required by Section 906 has been provided to Harken and will be retained by Harken and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 title 18, United States Code) and is not being filed as part of the Form 10-Q/A or as a separate disclosure document.

Date: June 23, 2005	/s/ Mikel D. Faulkner
Chief Executive Officer